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               CONTRACT FOR ALASKA ACCESS SERVICES

    This agreement entered into this 1 day of June 1993 between Sprint Communications Company L.P., a Delaware Limited Partnership, (hereinafter referred to as "Sprint") and General Communications, Inc. and its wholly owned subsidiary GCI Communication Corp., Alaska corporations (together "GCI").

    A. GCI currently carries Sprint interstate measured telephone service ("MTS") traffic to and from the State of Alaska.

    B. The parties wish to extend and expand their relationship to provide greater service within and to and from Alaska for their services.

    NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:

    1.  DEFINITIONS

         (A) Alaska Average Terminating Access Cost: A blended per minute rate calculated by computing GCI's average interstate terminating access rates for each of the companies listed below, and then averaging those rates weighted by the percentage of total GCI terminating access traffic to each company. For each company the average terminating interstate rate will be calculated using a 10 mile transport element. For the initial year of this agreement, the access rate for each company shall be weighted as indicated below to produce the final blended rate that is the Alaska Average Terminating Access Cost.

          Anchorage Telephone Utility                       47.79
          Matanuska Telephone Association                    8.28
          Fairbanks Municipal Utilities System               8.72
          Telephone Utilities of Alaska, Inc.               18.14
          Ketchikan Public Utilities                         2.74
          Cooper Valley Telephone Cooperative, Inc.          0.65
          Cordova Telephone Cooperative                      0.41
          Interior Telephone Company, Inc.                   0.81
          Arctic Slope Telephone Association Cooperative     0.50
          GTE Alaska, Incorporated                           0.38
          Rest of State - NECA                              13.58
                                                           ------
                                                           100.00%

          Annually, using October terminating minutes, GCI shall update the percentage used in calculating the Alaska Average Terminating Access Cost based upon the percentage of GCI's total billed terminating access minutes for each Alaska exchange company.


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         (B)  Sprint Alaska Originated Traffic:  All Sprint MTS traffic, other than 800 and 900 traffic, which originates where GCI has facilities in Alaska and is delivered to Sprint in Seattle for termination outside Alaska.

         (C) Sprint Southbound Traffic: All Sprint 800 and 900 traffic which originates in Alaska and terminates outside of Alaska.

         (D) Sprint Northbound Traffic: All Sprint MTS traffic which originates outside of Alaska and terminates in Alaska.

         (E) Sprint Traffic: Sprint Northbound Traffic and Sprint Southbound Traffic.

         (F)  POP:  Point of Presence.

    2.  TRAFFIC SERVICES, CHARGES AND STANDARDS

         A. SPRINT TRAFFIC. Sprint will use their best effort to utilize the transmission services of GCI for all Sprint Traffic and GCI will transmit Sprint Traffic as follows:

              (1) SPRINT NORTHBOUND TRAFFIC. Sprint will deliver Sprint Northbound Traffic to the GCI POP in Seattle, Washington. GCI shall route all Sprint Northbound Traffic received at the POP to the appropriate destination in Alaska.

              (2) SPRINT SOUTHBOUND TRAFFIC. GCI will receive Sprint Southbound Traffic and deliver it to Sprint in Seattle, Washington.

              (3) SPRINT ALASKA ORIGINATED TRAFFIC. GCI will receive Sprint Southbound Traffic and deliver it to Sprint in Seattle, Washington.

              (4) SPRINT ALASKA DIRECTORY ASSISTANCE. Sprint will receive Sprint Alaska Directory Assistance traffic to GCI POP in Seattle, Washington. GCI shall route Sprint Alaska Directory Assistance to the appropriate Alaska directory assistance provider.

              (5) SPRINT ALASKA INWARD OPERATOR SERVICES. Sprint will route Inward Operator Traffic to GCI in Seattle, Washington and GCI will route the traffic to the GCI Operator center in Wasila, Alaska. GCI will offer Inward Operator service which is consistent with the service offered from the local exchange operating companies in Alaska.

         B. CHARGES. GCI shall charge and Sprint shall pay for services provided by GCI under this section as follows:

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              (1)  SPRINT NORTHBOUND TRAFFIC.  Sprint Northbound Traffic shall be charged at rates equal to AT&T's best SDN or Megacom tariff rates, subject to the appropriate term and volume, in effect on that date the traffic is generated, less an amount equal to such rate times the following percentage in the applicable year:

                    Year          Percent
                    ----          -------
                 1993-1995          10.0
                 1996-1997          12.0

              Sprint shall elect the specific tariff and options by written notice to GCI. All terms and conditions of the tariff chosen which determine price shall apply to the GCI rates.

    Notwithstanding the calculations of the rates as provided in this subsection, the average rate per minute for Sprint Northbound Traffic shall not be less than the Alaska Average Terminating Access Cost plus $0.02 (two cents). GCI will provide 30 day written notification to Sprint prior to the implementation of this option.

              (2) SPRINT SOUTHBOUND TRAFFIC. Sprint Southbound Traffic (except for Sprint Alaska Originated Traffic) shall be charged at the following rates per minute in the appropriate calendar year:

                    Year          Rate in Dollars
                    ----          ---------------
                    1993               .185
                    1994               .18
                    1995               .175
                    1996               .17
                    1997               .165

              There shall be no time of day discount. GCI shall pay the Alaska exchange access and Alascom interexchange charges for Sprint Southbound Traffic. Any query charges associated with the routing of Sprint Southbound Traffic, due to FCC Docket #86-10, will be passed on to Sprint.

              (3) SPRINT ALASKA ORIGINATED TRAFFIC. GCI and Sprint agree to work toward a mutually satisfactory arrangement if Sprint requires Alaska MTS origination.

              (4) SPRINT ALASKA DIRECTORY ASSISTANCE. GCI shall charge $0.65 for each Sprint Alaska Directory Assistance call.


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              (5)  SPRINT ALASKA INWARD OPERATOR SERVICES. GCI and Sprint will work toward a mutually satisfactory arrangement in the provisioning of Inward Operator Services and GCI will provide Sprint with a price for each type of call.

         C. BILLING. GCI will bill Sprint for the services outlined in this Agreement monthly, in a format acceptable to Sprint and containing sufficient detail for Sprint to properly validate the bill. Sprint will pay all non-disputed amounts within 30 days of the receipt of the invoice.

         D. TIMING OF CALLS. Unless an applicable tariff otherwise provides, the time of message billing begins with trunk seizure in the case of subsections B(2) and B(3) and answer the case in subsection B(1) and ends with disconnect.

         E. CHANGES IN TARIFF. If any referenced AT&T tariff is terminated or altered so as to materially change the rates charged herein, the parties shall select a tariff and/or a new rate that substantially reflects the economic and commercial transaction contemplated by the parties in this section.

         F. PRICE PROTECTION. Notwithstanding anything to the contrary, the overall pricing, for all combined services, that GCI shall charge Sprint shall not be more than any other overall combined pricing offered to another customer for similar services and similar volumes during the term of this agreement.

         G. NETWORK PERFORMANCE STANDARDS. GCI shall use its best efforts to maintain the quality of its service(s) provided under the direct control of GCI. Each party will ensure that industry standards pertaining to the transmission and delivery of traffic are maintained at all times. GCI shall guarantee the performance of GROUP III fax and V.32 9600 bps modems for facilities under its control. Voice compression will be engineered to provide a freeze-out ratio less than .1%. GCI will provide its best effort to route Sprint traffic on terrestrial facilities when they are available. Sprint traffic will be subject to the same capacity constraints, satellite routing, and compression standards as GCI, or any of GCI's other inter-exchange carrier customers. GCI will restore Sprint traffic within the same time as GCI uses to restore its own traffic. Satellite transmission will be used to provide restoral service during extended outages.

    3. TERM. Services provided under this Agreement shall be for a term of three years beginning June 1, 1993 and ending May 31, 1996. The term shall be automatically extended for two (2) one (1) year periods through May 31, 1998 unless Sprint elects to cancel the renewal periods by giving GCI written notice of nonrenewal at least 180 days to the next renewal period.

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    4.   DEFAULT AND REMEDIES

         A. EVENTS OF DEFAULT. A party shall be in default upon the occurrence of any of the following:

              (1) The party shall have failed to make any payment when due, coupled with its failure to remedy nonpayment within thirty days after receipt of written notice thereof from the other party.

              (2) The party shall have failed to perform its obligations under Section 2.G. coupled with failure to remedy nonperformance within thirty days after receipt of written notice thereof from the other party.

              (3) The party shall not have paid, or shall have admitted in writing its inability to pay, its debt as it matures or shall have applied for, consented to or acquiesced in the appointment of a trustee or receiver for any part of its property, or shall have authorized any such action; or in the absence of any such application, consent or acquiescence a trustee or receiver shall have been appointed for a party or for a substantial part of its property and shall not have been discharged within sixty (60) days; or any bankruptcy or insolvency law or any dissolution or liquidation proceeding shall have been instituted by the party or, if instituted against the party, shall not have been dismissed with a period of sixty (60) days.

         B. CONSEQUENCE OF DEFAULT AND REMEDIES. In the event of default, the non defaulting party shall have the right, immediately upon written notice to the defaulting party, to terminate this agreement without further liability, including monetary early termination charges, except for obligations incurred prior to the termination date. In addition, the non defaulting party shall have the option and may exercise the dispute resolution outlined in Section 5.C., below.

         C. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. One arbitrator shall be named by GCI and one arbitrator shall be named by Sprint. A third arbitrator shall be named by the two arbitrators so chosen, or if they cannot agree, the third arbitrator shall be an expert in the field of telecommunications named by the American Arbitration Association. Both parties shall be required to name arbitrators within twenty (20) days after the one party has given notice of intent to arbitrate. Awards shall be made by a majority of the arbitrators provided, however, that if a majority decision cannot be reached, the independent arbitrator chosen by the party-designated arbitrators or the American Arbitration Association shall decide the case.

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    6.   MISCELLANEOUS.

         A.   FORCE MAJEURE.  CHANGE IN LAW OR REGULATION.

              (1) Neither party shall be liable for its failure to perform hereunder due to any contingency beyond its reasonable control, including acts of God, fires, floods, earthquakes, volcanic eruptions, wars, sabotage, accidents, labor disputes or shortages, government laws, ordinances, rules and regulations whether valid or invalid, inability to obtain material, equipment or transportation, defective equipment and any other similar or different contingency. The party whose performance is prevented by any such contingency shall have the right to omit during the period of such contingency all or any portion of the service deliverable during such period.

              (2) If a substantial chance in law or regulation occurs materially affecting the services, charges or other requirements and conditions of this Agreement to the degree that one or both of the parties are materially and adversely affected, the parties shall negotiate amendments to this Agreement to restore the parties to substantially the same position as if the law or regulatory change had not occurred. In the event that this Agreement cannot be changed to restore the parties substantially to the status quo ante, either party may terminate this agreement.

         B. MODIFICATIONS, CONSENTS AND WAIVERS. No failure or delay on the part of either party in exercising any power or right hereunder or under any other document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or future exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provisions of this Agreement or the other documents, nor consent to any departure by the party therefrom shall be effective only in the specific instance and for the purpose for which given. Except as otherwise provided in any document, no notice to or demand on a party in any case shall entitle that party to any other or future notice or demand in similar or other circumstances.

         C. NOTICES. Unless otherwise provided herein, all notices concerning this Agreement shall be deemed given on the day telecopied with hard copy mailed follows:

              If to Sprint:

              Sprint Communications Company
              Attn:  Director, Access Planning
              7171 W. 95th Street
              Overland Park, KS 66212

              With a copy to Attn:  Manager, Tactical Access Planning
              Facsimile:  (913) 967-3142

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              If to GCI:

              General Communication Incorporated
              2550 Denali Street, Suite 1000
              Anchorage, Alaska 99503-2781
              Attn:  General Manager

              With a copy to Attn:  Director Carrier Relations
              Facsimile:  (907) 265-5676

              A party may change the address, person and facsimile number by written notice to the other party.

         D. CONFIDENTIALITY. Neither party shall disclose to any third party during the service term and any renewal period, or during the three (3) year period immediately following receipt of service under this Agreement, any of the terms and conditions set forth in this agreement without the prior written consent of the other party, unless such disclosure is required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement.

         E. RULE OF CONSTRUCTION. All parties to this Agreement have been represented by separate counsel, or have been afforded the opportunity thereof, and all terms and conditions herein have been negotiated at arms' length. Given the above and the consideration provided within this document, the rule of strict construction, which construes the document against the drafter, is waived in its entirety by all parties and shall not apply.

         F. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that the parties may not assign or transfer any part of this Agreement hereunder without the other party's prior written consent except to a parent subsidiary or affiliate under the control of the party.

         G. ENTIRE AGREEMENT. This Agreement and the other documents described herein set forth the entire agreement between the parties supersedes all prior communications and understandings of any nature and may not be supplemented or altered orally. In the event of a conflict between the provisions of this Agreement and any of the other documents, the provisions of this Agreement shall control.

         H. GOVERNING LAW. This Agreement and the other documents shall be deemed to be contracts under the laws of the State of Kansas and for all purposes shall be construed in accordance with and governed by the laws of said State.

         I. HEADINGS. Articles and section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

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         J.   EXECUTION IN COUNTERPARTS.  This Agreement may be executed by the parties hereto individually or in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document.

    This Agreement executed as of the date set forth above.

                        SPRINT COMMUNICATIONS COMPANY L.P.

                        By:
                           --------------------------------

                        Printed Name:  R.W. Runke

                        Title:  Vice Pres.


                        GCI COMMUNICATION CORPORATION

                        By:
                           --------------------------------

                        Printed Name:  Wilson Hughes

                        Title:  EVP & General Manager

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